SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 28, 2000
(To Prospectus dated November 27, 2000)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2000-4


The Class AV-2
certificates represent
obligations of the trust         The Class AV-2 Certificates
only and do not
represent an interest in         o  This supplement relates to the offering of the Class AV-2 certificates of the
or obligation of                    series referenced above. This supplement does not contain complete
CWABS, Inc.,                        information about the offering of the Class AV-2 certificates. Additional
Countrywide Home                    information is contained in the prospectus supplement dated November 28,
Loans, Inc.,                        2000, prepared in connection with the offering of the offered certificates of
Countrywide Home                    the series referenced above and in the prospectus of the depositor dated
Loans Servicing LP or               November 27, 2000. You are urged to read this supplement, the prospectus
any of their affiliates.            supplement and the prospectus in full.

This supplement may be           o  As of May 27, 2003, the certificate principal balance of the Class AV-2
used to offer and sell the          certificates was approximately $99,583,144.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class AV-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 19, 2003

                               THE MORTGAGE POOL

     As of May 1, 2003 (the "Reference Date"), the Loan Group 1 included approximately 919 Mortgage Loans having an aggregate Stated Principal Balance of approximately $78,063,848, Loan Subgroup 2A included approximately 1,098 Mortgage Loans having an aggregate Stated Principal Balance of approximately $96,792,368 and Loan Subgroup 2B of the included approximately 1,428 Mortgage Loans having an aggregate Stated Principal Balance of approximately $140,054,544.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                       As of May 1, 2003
                                                                         -----------------------------------------------
                                                                              Loan            Loan           Loan
                                                                            Group 1         Subgroup       Subgroup
                                                                                               2A             2B
Total Number of Mortgage Loans.........................................         919           1,098         1,428
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
         30-59 days....................................................        3.48%          5.74%         4.76%
         60-90 days....................................................        0.76%          0.82%         1.54%
         91 days or more (excluding pending foreclosures)..............        6.31%          7.83%        10.29%
                                                                               -----          -----        ------
         Total Delinquencies...........................................       10.55%         14.39%        16.59%
                                                                              ======         ======        ======
Foreclosures Pending...................................................        6.20%          8.74%         8.89%
                                                                               -----          -----        ------
Total Delinquencies and foreclosures pending...........................       16.75%         23.13%        25.48%
                                                                              ======         ======        ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Twenty-seven (27) Mortgage Loans in Loan Group 1 have been converted and are, as of the Reference Date, REO loans. Fifty-two (52) Mortgage Loans in Loan Subgroup 2A have been converted and are, as of the Reference Date, REO loans. Forty-nine (49) Mortgage Loans in Loan Subgroup 2B have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans in Loan Subgroup 2A and Loan Subgroup 2B as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of such Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                            Delinquency and Foreclosure Experience
                                        ---------------------------------------------------------------------------
                                               As of December 31, 2000                 As of December 31, 2001
                                        -----------------------------------       ---------------------------------
                                         Principal Balance       Percentage       Principal Balance      Percentage
                                        ------------------       ----------       -----------------      ----------
Total Portfolio                          $7,867,335,642.62        100.00%         $9,081,242,926.99       100.00%
Delinquency Percentage
   30-59 Days                            $  617,079,497.93          7.84%          $ 806,843,594.55         8.88%
   60-89 Days                               209,082,975.61          2.66%            255,443,513.99         2.81%
   90+ Days                                  87,295,342.66          1.11%            103,605,791.49         1.14%
                                        ------------------       ----------       -----------------      ----------
   Sub-Total                             $  913,457,816.20         11.61%         $1,165,892,900.03        12.84%
                                        ------------------       ----------       -----------------      ----------
Foreclosure Rate                         $  231,465,019.95          2.94%         $  356,652,093.38         3.93%
Bankruptcy Rate                          $  109,183,964.35          1.39%         $  232,679,880.26         2.56%


                                                           Delinquency and Foreclosure Experience
                                        ---------------------------------------------------------------------------
                                               As of December 31, 2002                   As of March 31, 2003
                                        -----------------------------------       ---------------------------------
                                         Principal Balance       Percentage       Principal Balance      Percentage
                                        ------------------       ----------       -----------------      ----------

Total Portfolio                         $10,499,524,957.75        100.00%         12,051,227,600.40       100.00%
Delinquency Percentage                                                               759,579,662.19         6.30%
   30-59 Days                             $ 776,262,182.66         7.39%
   60-89 Days                               272,447,833.46          2.59%            242,823,173.75         2.01%
   90+ Days                               $ 112,192,108.56          1.07%             71,249,693.96         0.59%
                                        ------------------       ----------       -----------------      ----------
   Sub-Total                             $1,160,902,124.68         11.06%          1,073,652,529.90         8.91%
                                        ------------------       ----------       -----------------      ----------
Foreclosure Rate                         $  277,872,737.06          2.65%            301,445,696.31         2.50%
Bankruptcy Rate                          $  293,013,840.50          2.79%            293,088,674.42         2.43%

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS AV-2 CERTIFICATES

     The Class AV-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of May 27, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class AV-2 Certificates was approximately $99,583,144 evidencing a beneficial ownership interest of approximately 31.62% in the Trust Fund. As of the Certificate Date, the Group 1 Class A Certificates and the Subordinated Offered Group 1 Certificates had an aggregate principal balance of approximately $58,983,848 and $19,080,000, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 18.73% and 6.06%, respectively in the Trust Fund. As of the Certificate Date, the Group 2 Class A Certificates and the Subordinated Offered Group 2 Certificates had aggregate principal balances of $170,644,912 and $66,202,000, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 54.19% and 21.02%, respectively, in the Trust Fund. For additional information with respect to the Class AV-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by the Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six-month LIBOR Mortgage Index remains constant at 0.99% per annum, and the level of One-Month LIBOR remains constant at 1.03% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Group 2 Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Group 2 Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class AV-2 Certificates is June 26, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) the weighted average Expense Fee Rate is approximately 1.01%, 1.09% and 1.06% for Loan Group 1, Loan Subgroup 2A and Loan Subgroup 2B, respectively, and (x) except as indicated with respect to weighted average lives, no optional termination is exercised with respect to either Loan Group as described in the Prospectus Supplement under the heading "Description of the Certificates --Optional Termination".

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 22% Prepayment Vector assumes prepayment rates of 2.2% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.2% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 22% Prepayment Vector assumes a constant prepayment rate of 22% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Models, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class AV-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                                                Percent of Certificate Principal
                                                       Balance Outstanding

Adjustable   Rate  Mortgage  Loans  -  PV:      0%         10%        16%        22%        28%       34%        40%        46%
                                                           ---        ---        ---        ---       ---        ---        ---
(Percentages of the Prepayment Model)  CP:      0%         15%        22%        30%        37%       45%        52%        60%
                                                --         ---        ---        ---        ---       ---        ---        ---

          Distribution Date
          -----------------

Initial Percent..................              100%       100%       100%       100%       100%       100%      100%       100%
June 25, 2004....................               100        90         86         80         75         65        57         48
June 25, 2005....................               100        85         72         58         47         35        27         18
June 25, 2006....................               100        72         55         40         29         19        12          6
June 25, 2007....................               100        60         42         27         17         10         5          2
June 25, 2008....................               100        50         32         18         10         5          2          0
June 25, 2009....................               100        42         25         12          6         2          0          0
June 25, 2010....................               100        35         19          8          3         0          0          0
June 25, 2011....................               100        29         14          5          1         0          0          0
June 25, 2012....................               100        24         10          3          0         0          0          0
June 25, 2013....................               100        20          7          1          0         0          0          0
June 25, 2014....................               100        16          5          0          0         0          0          0
June 25, 2015....................               99         13          4          0          0         0          0          0
June 25, 2016....................               96         10          2          0          0         0          0          0
June 25, 2017....................               93          8          1          0          0         0          0          0
June 25, 2018....................               90          6          1          0          0         0          0          0
June 25, 2019....................               86          5          0          0          0         0          0          0
June 25, 2020....................               82          4          0          0          0         0          0          0
June 25, 2021....................               77          3          0          0          0         0          0          0
June 25, 2022....................               72          2          0          0          0         0          0          0
June 25, 2023....................               66          1          0          0          0         0          0          0
June 25, 2024....................               60          0          0          0          0         0          0          0
June 25, 2025....................               53          0          0          0          0         0          0          0
June 25, 2026....................               45          0          0          0          0         0          0          0
June 25, 2027....................               36          0          0          0          0         0          0          0
June 25, 2028....................               26          0          0          0          0         0          0          0
June 25, 2029....................               16          0          0          0          0         0          0          0
June 25, 2030....................                4          0          0          0          0         0          0          0
June 25, 2031....................                0          0          0          0          0         0          0          0
Weighted Average Life (years) (1)              21.5        6.3        4.3        3.0        2.3       1.8        1.4        1.1
Weighted Average Life (years)(1)(2)            20.5        4.2        2.8        1.9        1.5       1.1        0.9        0.7

                --------------------------
                (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
                (2) To the Optional Termination Date.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class AV-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class AV-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class AV-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor").

                                    RATINGS

     The Class AV-2 Certificates are currently rated "AAA" by Fitch, Inc., "Aaa" by Moody's Investors Services, Inc., and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class AV-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in Loan Subgroup 2A                                                         Range
(As of the Mortgage Date)                                                                    ----


Characteristics of Adjustable Rate Mortgage Loans and Fixed Rate
Mortgage Loans - Combined
Total Number of Loans                                                      1,098
Aggregate Principal Balance                                          $96,792,368
Average Principal Balance                                                $88,153      $2,040   to   $261,012
Weighted Average Mortgage Rate                                            10.54%       6.00%   to     18.38%
Weighted Average Original Term to Maturity (months)                          360         360   to        360
Weighted Average Remaining Term to Maturity (months)                         330         321   to        332
Weighted Average Loan-to-Value Ratio                                      78.42%      15.56%   to      95.00%
Weighted Average FICO Credit Score                                           596
Percentage of Pool Secured by 1st Liens                                  100.00%

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                              6.51%       1.00%   to       9.34%
Weighted Average Maximum Mortgage Rate                                    17.53%      14.00%   to      25.38%
Weighted Average Minimum Mortgage Rate                                    10.63%       7.00%   to      18.38%

Mortgage Loan Programs


                                                        Number of           Aggregate            Percentage of
Loan Programs                                         Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
Six-month LIBOR                                                1,045           $92,642,184                 95.71 %
3/27 Six-Month LIBOR                                              53             4,150,183                  4.29
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------



Mortgage Loan Principal Balances


Range of Mortgage Loan                                  Number of           Aggregate            Percentage of
Principal Balance ($)                                 Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
$ 0.01 to $25,000                                                 47              $926,464                  0.96 %
$ 25,000.01 to $50,000                                           205             7,851,777                  8.11
$ 50,000.01 to $75,000                                           274            16,970,290                 17.53
$ 75,000.01 to $100,000                                          232            20,118,881                 20.79
$100,000.01 to $150,000                                          203            24,589,099                  25.4
$150,000.01 to $200,000                                           79            13,323,988                 13.77
$200,000.01 to $250,000                                           57            12,750,857                 13.17
$250,000.01 to $300,000                                            1               261,012                  0.27
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------


Mortgage Rates


Range of Mortgage                                       Number of           Aggregate            Percentage of
Rates (%)                                             Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                                      3              $329,396                  0.34 %
6.001 - 6.500                                                      5               496,211                  0.51
6.501 - 7.000                                                      2               209,006                  0.22
7.001 - 7.500                                                      6               606,262                  0.63
7.501 - 8.000                                                     13             1,557,328                  1.61
8.001 - 8.500                                                     23             2,841,536                  2.94
8.501 - 9.000                                                     48             5,071,950                  5.24
9.001 - 9.500                                                     76             8,853,087                  9.15
9.501 - 10.000                                                   148            14,880,941                 15.37
10.001 - 10.500                                                  181            17,048,528                 17.61
10.501 - 11.000                                                  191            16,599,905                 17.15
11.001 - 11.500                                                  117             9,069,175                  9.37
11.501 - 12.000                                                  107             8,035,280                   8.3
12.001 - 12.500                                                   49             3,293,305                   3.4
12.501 - 13.000                                                   48             3,366,801                  3.48
13.001 - 13.500                                                   28             1,499,017                  1.55
13.501 - 14.000                                                   21             1,193,390                  1.23
14.001 - 14.500                                                   12               861,486                  0.89
14.501 - 15.000                                                    9               461,691                  0.48
15.001 - 15.500                                                    4               269,325                  0.28
15.501 - 16.000                                                    3               129,387                  0.13
16.001 - 16.500                                                    2                80,977                  0.08
16.501 - 17.000                                                    1                13,723                  0.01
18.001 - 18.500                                                    1                24,662                  0.03
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------



Months Remaining


Range of Remaining Term                                 Number of           Aggregate            Percentage of
to Maturity (Months)                                  Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
301 - 360                                                      1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------


Original Loan-to-Value


Range of Original                                       Number of           Aggregate            Percentage of
Loan-to-Value ratios (%)                              Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
50.00 or Less                                                     37            $2,610,418                   2.7 %
50.01-55.00                                                        9               822,210                  0.85
55.01-60.00                                                       25             1,944,516                  2.01
60.01-65.00                                                       52             3,777,504                   3.9
65.01-70.00                                                      147            10,669,103                 11.02
70.01-75.00                                                      191            15,490,870                    16
75.01-80.00                                                      284            26,387,912                 27.26
80.01-85.00                                                      160            15,557,652                 16.07
85.01-90.00                                                      169            17,082,692                 17.65
90.01-95.00                                                       24             2,449,491                  2.53
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------



State Distribution of Mortgaged Properties


                                                        Number of           Aggregate            Percentage of
State                                                 Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
Alabama                                                            2              $146,708                  0.15 %
Alaska                                                             1               108,761                  0.11
Arizona                                                           27             2,453,872                  2.54
Arkansas                                                          10               629,957                  0.65
California                                                        98            13,857,085                 14.32
Colorado                                                          20             2,159,768                  2.23
Connecticut                                                       12             1,516,176                  1.57
Delaware                                                           4               284,317                  0.29
District Of Columbia                                               5               475,891                  0.49
Florida                                                           77             6,048,626                  6.25
Georgia                                                           26             2,148,723                  2.22
Hawaii                                                             4               730,997                  0.76
Idaho                                                             16             1,346,574                  1.39
Illinois                                                          38             3,502,558                  3.62
Indiana                                                           51             3,029,789                  3.13
Iowa                                                               4               387,394                  0.40
Kansas                                                            11             1,023,684                  1.06
Kentucky                                                          22             1,569,076                  1.62
Louisiana                                                         14             1,284,370                  1.33
Maryland                                                          14             1,415,903                  1.46
Massachusetts                                                      7               791,513                  0.82
Michigan                                                          93             6,851,522                  7.08
Minnesota                                                         11               822,999                  0.85
Mississippi                                                        7               487,206                  0.50
Missouri                                                          53             3,095,296                  3.20
Montana                                                            2               139,189                  0.14
Nebraska                                                           1               106,413                  0.11
Nevada                                                            20             2,332,330                  2.41


New Jersey                                                        14             1,373,575                  1.42
New Mexico                                                         5               409,069                  0.42
New York                                                          15             1,864,394                  1.93
North Carolina                                                    40             2,985,547                  3.08
Ohio                                                              54             3,660,671                  3.78
Oklahoma                                                          27             1,676,840                  1.73
Oregon                                                            13             2,003,311                  2.07
Pennsylvania                                                      39             2,446,318                  2.53
Rhode Island                                                       2               207,434                  0.21
South Carolina                                                    12             1,016,177                  1.05
South Dakota                                                       1                19,872                  0.02
Tennessee                                                         59             4,731,557                  4.89
Texas                                                             77             6,358,460                  6.57
Utah                                                              13             1,531,169                  1.58
Vermont                                                            4               238,709                  0.25
Virginia                                                          12             1,349,735                  1.39
Washington                                                        40             4,773,114                  4.93
West Virginia                                                      6               312,291                  0.32
Wisconsin                                                         13               947,005                  0.98
Wyoming                                                            2               140,422                   .15
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------



FICO Credit Scores


                                                        Number of           Aggregate            Percentage of
Range of FICO Credit Scores                           Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
821 or Greater                                                     1              $104,184                  0.11 %
781 - 800                                                          1                28,630                  0.03
761 - 780                                                          3               272,860                  0.28
721 - 740                                                          6               675,972                   0.7
701 - 720                                                          9             1,058,431                  1.09
681 - 700                                                         23             2,242,121                  2.32
661 - 680                                                         45             3,814,854                  3.94
641 - 660                                                         88             7,664,318                  7.92
621 - 640                                                        146            13,059,500                 13.49
601 - 620                                                        158            14,609,494                 15.09
581 - 600                                                        178            16,789,282                 17.35
561 - 580                                                        161            14,168,898                 14.64
541 - 560                                                         96             8,296,756                  8.57
521 - 540                                                         76             6,228,535                  6.43
501 - 520                                                         61             4,523,264                  4.67
500 or less                                                       26             1,843,808                   1.9
Missing                                                           20             1,411,461                  1.46
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------


Types of Mortgaged Properties


                                                        Number of           Aggregate            Percentage of
Property Types                                        Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
Single Family Residence                                          907           $78,153,173                 80.74 %
Planned Unit Development                                          72             8,419,813                   8.7
2-4 Family Residence                                              40             3,688,541                  3.81
Manufactured Housing (treated as real property)                   49             3,560,876                  3.68
Low-Rise Condominium                                              29             2,942,275                  3.04
High-Rise Condominium                                              1                27,688                  0.03
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------


Purpose of Mortgage Loans


                                                        Number of           Aggregate            Percentage of
Loan Purpose                                          Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                              56           $49,637,130                 51.28 %
Purchase                                                         459            40,440,038                 41.78
Refinance (Rate-Term)                                             75             6,715,200                  6.94
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------



Occupancy Types of the Mortgage Loans


                                                        Number of           Aggregate            Percentage of
Occupancy Types                                       Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
Primary Residence                                              1,009           $91,422,212                 94.45 %
Investment Property                                               76             4,240,956                  4.38
Secondary Residence                                               13             1,129,199                  1.17
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------



Document Type


                                                        Number of           Aggregate            Percentage of
Document Type                                         Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
Full                                                             815           $70,947,718                  73.3 %
Stated Income                                                    240            21,883,469                 22.61
Simple                                                            43             3,961,181                  4.09
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------


Gross Margin


Range of Gross                                          Number of           Aggregate            Percentage of
Margins (%)                                           Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
0.001 - 1.000                                                      2               $78,091                  0.08 %
3.001 - 4.000                                                      1               156,977                  0.16
4.001 - 5.000                                                     32             3,227,439                  3.33
5.001 - 6.000                                                    269            23,650,796                 24.43
6.001 - 7.000                                                    547            48,070,226                 49.66
7.001 - 8.000                                                    218            18,761,050                 19.38
8.001 - 9.000                                                     27             2,573,309                  2.66
9.001 - 10.000                                                     2               274,479                  0.28
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------



Subsequent Adjustment Date


Subsequent Adjustment                                   Number of           Aggregate            Percentage of
Date                                                  Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
June-03                                                          234           $19,483,883                 20.13 %
July-03                                                           57             5,018,159                  5.18
August-03                                                         36             3,149,966                  3.25
September-03                                                      82             7,270,749                  7.51
October-03                                                       288            26,557,601                 27.44
November-03                                                      348            31,161,827                 32.19
December-03                                                       45             3,527,047                  3.64
January-04                                                         8               623,137                  0.64
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------



Range of Months to Roll


Range of Months                                         Number of           Aggregate            Percentage of
to Adjustment Date                                    Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
0 - 6                                                          1,045           $92,642,184                 95.71 %
7 - 12                                                            53             4,150,183                  4.29
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------


Maximum Mortgage Rates


Range of Mamimum                                        Number of           Aggregate            Percentage of
Mortgage Rate                                         Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
13.501 - 14.000                                                    1              $112,115                  0.12 %
14.001 - 14.500                                                    4               377,353                  0.39
14.501 - 15.000                                                   12             1,342,461                  1.39
15.001 - 15.500                                                   21             2,591,233                  2.68
15.501 - 16.000                                                   55             5,863,118                  6.06
16.001 - 16.500                                                   94            10,712,544                 11.07
16.501 - 17.000                                                  154            15,739,249                 16.26
17.000 - 17.500                                                  183            16,630,810                 17.18
17.501 - 18.000                                                  196            17,001,198                 17.56
18.001 - 18.500                                                  110             8,413,874                  8.69
18.501 - 19.000                                                  100             7,599,576                  7.85
19.001 - 19.500                                                   47             3,386,532                   3.5
19.501 - 20.000                                                   42             2,549,077                  2.63
20.001 or greater                                                 79             4,473,226                  4.62
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------



Minimum Mortgage Rates


Range of Minimum                                        Number of           Aggregate            Percentage of
Rates (%)                                             Mortgage Loans     Principal Balance      Loan Subgroup 2A
----------------------------------------------------------------------------------------------------------------
6.001 - 7.000                                                      1              $112,115                  0.12 %
7.001 - 8.000                                                     13             1,426,064                  1.47
8.001 - 9.000                                                     61             6,927,214                  7.16
9.001 - 10.000                                                   232            24,703,240                 25.52
10.001 - 11.000                                                  380            34,303,917                 35.44
11.001 - 12.000                                                  232            17,951,740                 18.55
12.001 - 13.000                                                   98             6,834,422                  7.06
13.001 - 14.000                                                   49             2,692,406                  2.78
14.001 - 15.000                                                   21             1,323,177                  1.37
15.001 - 16.000                                                    7               398,712                  0.41
16.001 - 17.000                                                    3                94,699                   0.1
18.001 - 19.000                                                    1                24,662                  0.03
----------------------------------------------------------------------------------------------------------------

Total                                                          1,098           $96,792,368                   100 %
----------------------------------------------------------------------------------------------------------------

Summary of Loans in Loan Subgroup 2B                                                          Range
(As of the Mortgage Date)                                                                     -----


Characteristics of Adjustable Rate Mortgage Loans and Fixed Rate
Mortgage Loans - Combined
Total Number of Loans                                                      1,428
Aggregate Principal Balance                                         $140,054,544
Average Principal Balance                                                $98,077       $6,493   to   $856,031
Weighted Average Mortgage Rate                                            10.44%        5.50%   to     19.13%
Weighted Average Original Term to Maturity (months)                          353          120   to        360
Weighted Average Remaining Term to Maturity (months)                         322           89   to        332
Weighted Average Loan-to-Value Ratio                                      76.77%       16.25%   to    100.00%
Weighted Average FICO Credit Score                                           597
Percentage of Pool Secured by 1st Liens                                   98.57%
Percentage of Pool Secured by 2nd liens                                    1.43%

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                              6.38%        1.00%   to     11.20%
Weighted Average Maximum Mortgage Rate                                    17.27%       13.88%   to     25.13%
Weighted Average Minimum Mortgage Rate                                    10.35%        6.50%   to     18.13%

Mortgage Loan Programs


                                                         Number of          Aggregate            Percentage of
Loan Programs                                         Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                                1,049          $120,759,285                 86.22 %
3/27 Six-Month LIBOR                                              41             4,031,801                  2.88
FIXED 15 Year                                                    107             3,159,390                  2.26
FIXED 30 Year                                                    146             9,659,203                   6.9
FIXED 10 Year -2nd lien                                           10               148,182                  0.11
FIXED 15 Year -2nd Lien                                           71             1,861,017                  1.33
FIXED 30/15 Balloon - 2nd Lien                                     4               435,666                  0.31
----------------------------------------------------------------------------------------------------------------

Total                                                          1,428          $140,054,544                   100 %
----------------------------------------------------------------------------------------------------------------



Mortgage Loan Principal Balances


Range of Mortgage Loan                                   Number of          Aggregate            Percentage of
Principal Balance ($)                                 Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
$ 0.01 to $25,000                                                173            $3,252,234                  2.32 %
$ 25,000.01 to $50,000                                           358            13,216,629                  9.44
$ 50,000.01 to $75,000                                           287            17,856,322                 12.75
$ 75,000.01 to $100,000                                          175            15,054,930                 10.75
$100,000.01 to $150,000                                          184            22,405,982                    16
$150,000.01 to $200,000                                           81            13,728,976                   9.8
$200,000.01 to $250,000                                           39             8,586,872                  6.13
$250,000.01 to $300,000                                           62            16,899,301                 12.07
$300,000.01 to $350,000                                           19             6,102,388                  4.36
$350,000.01 to $400,000                                           16             5,942,003                  4.24
$400,000.01 to $450,000                                           12             5,079,093                  3.63
$450,000.01 to $500,000                                           13             6,241,814                  4.46
$500,000.01 to $550,000                                            1               538,896                  0.38
$550,000.01 to $600,000                                            2             1,143,766                  0.82
$600,000.01 to $650,000                                            4             2,492,880                  1.78
$650,000.01 to $700,000                                            1               656,427                  0.47
$850,000.01 to $900,000                                            1               856,031                  0.61
----------------------------------------------------------------------------------------------------------------

Total                                                          1,428          $140,054,544                   100 %
----------------------------------------------------------------------------------------------------------------



Mortgage Rates


Range of Mortgage                                        Number of          Aggregate            Percentage of
Rates (%)                                             Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
5.001 - 5.500                                                      1               $75,019                  0.05 %
5.501 - 6.000                                                      4               294,144                  0.21
6.001 - 6.500                                                      6               968,594                  0.69
6.501 - 7.000                                                      1               274,758                   0.2
7.001 - 7.500                                                     12             2,041,072                  1.46
7.501 - 8.000                                                     15             3,697,424                  2.64
8.001 - 8.500                                                     29             4,468,147                  3.19
8.501 - 9.000                                                     70            14,022,581                 10.01
9.001 - 9.500                                                    103            17,914,342                 12.79
9.501 - 10.000                                                   166            21,305,151                 15.21
10.001 - 10.500                                                  170            18,863,738                 13.47
10.501 - 11.000                                                  193            18,925,456                 13.51
11.001 - 11.500                                                  127             9,316,850                  6.65
11.501 - 12.000                                                  109             8,620,381                  6.16
12.001 - 12.500                                                   60             3,981,437                  2.84
12.501 - 13.000                                                   67             4,055,732                   2.9
13.001 - 13.500                                                   46             2,406,090                  1.72
13.501 - 14.000                                                   43             1,968,155                  1.41
14.001 - 14.500                                                   50             1,708,204                  1.22
14.501 - 15.000                                                   42             1,826,473                   1.3
15.001 - 15.500                                                   22               666,660                  0.48
15.501 - 16.000                                                   45             1,562,077                  1.12
16.001 - 16.500                                                   15               336,573                  0.24
16.501 - 17.000                                                   12               325,281                  0.23
17.001 - 17.500                                                   12               250,091                  0.18
17.501 - 18.000                                                    4                91,881                  0.07
18.001 - 18.500                                                    2                47,622                  0.03
18.501 - 19.000                                                    1                21,452                  0.02
19.001 - 19.500                                                    1                19,159                  0.01
----------------------------------------------------------------------------------------------------------------

Total                                                          1,428          $140,054,544                   100 %
----------------------------------------------------------------------------------------------------------------



Remaining Term to Maturity


Range of Remaining Term                                  Number of          Aggregate            Percentage of
to Maturity (Months)                                  Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
1 - 120                                                           10              $148,182                  0.11 %
121 - 180                                                        182             5,456,073                   3.9
301 - 360                                                      1,236           134,450,289                    96
----------------------------------------------------------------------------------------------------------------

Total                                                          1,428          $140,054,544                   100 %
----------------------------------------------------------------------------------------------------------------


Original Loan-to-Value


Range of Original                                        Number of          Aggregate            Percentage of
Loan-to-Value ratios (%)                              Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
50.00 or Less                                                     87            $4,794,957                  3.42 %
50.01-55.00                                                       32             2,316,095                  1.65
55.01-60.00                                                       48             3,318,456                  2.37
60.01-65.00                                                      102             9,113,349                  6.51
65.01-70.00                                                      164            16,428,756                 11.73
70.01-75.00                                                      258            21,895,669                 15.63
75.01-80.00                                                      351            40,043,217                 28.59
80.01-85.00                                                      182            18,458,045                 13.18
85.01-90.00                                                      173            19,360,219                 13.82
90.01-95.00                                                       28             4,099,326                  2.93
95.01-100.00                                                       3               226,457                  0.16
----------------------------------------------------------------------------------------------------------------

Total                                                          1,428          $140,054,544                   100 %
----------------------------------------------------------------------------------------------------------------



State Distribution of Mortgaged Properties


                                                         Number of          Aggregate            Percentage of
State                                                 Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
Alabama                                                            1               $38,431                  0.03 %
Alaska                                                             1               260,487                  0.19
Arizona                                                           37             3,377,419                  2.41
Arkansas                                                           6               260,621                  0.19
California                                                       191            34,507,148                 24.64
Colorado                                                          20             2,316,565                  1.65
Connecticut                                                       13             1,245,181                  0.89
Delaware                                                           2               179,060                  0.13
District Of Columbia                                               5               635,673                  0.45
Florida                                                           84             6,777,942                  4.84
Georgia                                                           33             3,964,641                  2.83
Hawaii                                                             4               189,752                  0.14
Idaho                                                             10               975,643                  0.70
Illinois                                                          59             5,466,127                  3.90
Indiana                                                           48             3,741,831                  2.67
Iowa                                                               7               438,098                  0.31
Kansas                                                            11               902,378                  0.64
Kentucky                                                          26             2,223,346                  1.59
Louisiana                                                         28             2,592,293                  1.85
Maine                                                              3               109,772                  0.08
Maryland                                                          26             3,059,055                  2.18
Massachusetts                                                     14             2,130,331                  1.52
Michigan                                                         105             6,790,209                  4.85
Minnesota                                                         12             1,317,560                  0.94
Mississippi                                                       14               686,768                  0.49
Missouri                                                          47             3,254,025                  2.32
Nebraska                                                           1                28,503                  0.02
Nevada                                                            24             3,446,795                  2.46
New Hampshire                                                      1               109,179                  0.08


New Jersey                                                        19             2,514,126                  1.80
New Mexico                                                         4               308,542                  0.22
New York                                                          34             4,164,308                  2.97
North Carolina                                                    32             2,723,191                  1.94
Ohio                                                              69             4,655,021                  3.32
Oklahoma                                                          32             2,009,926                  1.44
Oregon                                                            27             2,934,285                  2.10
Pennsylvania                                                      66             4,080,911                  2.91
South Carolina                                                     6               693,309                  0.50
South Dakota                                                       3               111,943                  0.08
Tennessee                                                         62             5,867,300                  4.19
Texas                                                            142             9,066,477                  6.47
Utah                                                              20             1,839,233                  1.31
Vermont                                                            3               125,770                  0.09
Virginia                                                          21             1,893,695                  1.35
Washington                                                        30             4,358,275                  3.11
West Virginia                                                      1                26,625                  0.02
Wisconsin                                                         21             1,453,376                  1.04
Wyoming                                                            3               203,399                  0.15
----------------------------------------------------------------------------------------------------------------

Total                                                          1,428          $140,054,544                   100 %
----------------------------------------------------------------------------------------------------------------



FICO Credit Scores


                                                         Number of          Aggregate            Percentage of
Range of FICO Credit Scores                           Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
781 - 800                                                          1              $209,636                  0.15 %
761 - 780                                                          2                66,884                  0.05
741 - 760                                                          3               448,970                  0.32
721 - 740                                                         10             1,409,207                  1.01
701 - 720                                                         13             1,283,317                  0.92
681 - 700                                                         26             3,958,667                  2.83
661 - 680                                                         37             3,759,106                  2.68
641 - 660                                                        127            14,997,351                 10.71
621 - 640                                                        181            20,496,433                 14.63
601 - 620                                                        181            19,450,082                 13.89
581 - 600                                                        207            20,998,947                 14.99
561 - 580                                                        187            17,918,700                 12.79
541 - 560                                                        170            15,384,418                 10.98
521 - 540                                                        117             7,378,051                  5.27
501 - 520                                                         91             6,964,914                  4.97
00 or less                                                        48             3,516,762                  2.51
Missing                                                           27             1,813,099                  1.29
----------------------------------------------------------------------------------------------------------------

Total                                                          1,428          $140,054,544                   100 %
----------------------------------------------------------------------------------------------------------------


Types of Mortgaged Properties


                                                         Number of          Aggregate            Percentage of
Property Types                                        Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
Single Family Residence                                        1,220          $115,853,762                 82.72 %
Planned Unit Development                                          79            12,935,141                  9.24
Low-Rise Condominium                                              47             4,573,016                  3.27
2-4 Family Residence                                              45             3,431,710                  2.45
Manufactured Housing (treated as real property)                   34             2,251,384                  1.61
High-Rise Condominium                                              3             1,009,532                  0.72
----------------------------------------------------------------------------------------------------------------

Total                                                          1,428          $140,054,544                   100 %
----------------------------------------------------------------------------------------------------------------



Purpose of Mortgage Loans


                                                         Number of          Aggregate            Percentage of
Loan Purpose                                          Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                             799           $73,939,323                 52.79 %
Purchase                                                         474            52,664,081                  37.6
Refinance (Rate-Term)                                            155            13,451,141                   9.6
----------------------------------------------------------------------------------------------------------------

Total                                                          1,428          $140,054,544                   100 %
----------------------------------------------------------------------------------------------------------------



Occupancy Types of the Mortgage Loans


                                                         Number of          Aggregate            Percentage of
Occupancy Type                                        Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
Primary Residence                                              1,361          $136,203,835                 97.25 %
Investment Property                                               58             3,425,452                  2.45
Secondary Residence                                                9               425,258                   0.3
----------------------------------------------------------------------------------------------------------------

Total                                                          1,428          $140,054,544                   100 %
----------------------------------------------------------------------------------------------------------------



Document Type


                                                         Number of          Aggregate            Percentage of
Document Type                                         Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
Full                                                           1,059           $99,228,507                 70.85 %
Stated Income                                                    323            35,785,706                 25.55
Simple                                                            46             5,040,331                   3.6
----------------------------------------------------------------------------------------------------------------

Total                                                          1,428          $140,054,544                   100 %
----------------------------------------------------------------------------------------------------------------


Gross Margin


Range of Gross                                           Number of          Aggregate            Percentage of
Margins (%)                                           Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
0.001 - 1.000                                                      1               $41,654                  0.03 %
1.001 - 2.000                                                      1                75,262                  0.06
3.001 - 4.000                                                      1                79,128                  0.06
4.001 - 5.000                                                     36             5,031,687                  4.03
5.001 - 6.000                                                    272            39,541,597                 31.69
6.001 - 7.000                                                    546            57,185,970                 45.83
7.001 - 8.000                                                    208            20,792,524                 16.66
8.001 - 9.000                                                     20             1,872,483                   1.5
9.001 - 10.000                                                     4               128,693                   0.1
11.001 - 12.000                                                    1                42,088                   0.03
----------------------------------------------------------------------------------------------------------------

Total                                                          1,090          $124,791,086                   100 %
----------------------------------------------------------------------------------------------------------------



Subsequent Adjustment Date

Subsequent Adjustment                                    Number of          Aggregate            Percentage of
Date                                                  Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
June-03                                                          226           $25,790,464                 20.67 %
July-03                                                           43             5,584,029                  4.47
August-03                                                         34             4,810,077                  3.85
September-03                                                      73            11,447,684                  9.17
October-03                                                       311            35,508,813                 28.45
November-03                                                      362            37,618,216                 30.14
December-03                                                       37             3,840,755                  3.08
January-04                                                         4               191,046                  0.15
----------------------------------------------------------------------------------------------------------------

Total                                                          1,090          $124,791,086                   100 %
----------------------------------------------------------------------------------------------------------------



Range of Months to Adjustment Date


Range of Months                                          Number of          Aggregate            Percentage of
to Adjustment Date                                    Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
0 - 6                                                          1,049          $120,759,285                 96.77 %
7 - 12                                                            41             4,031,801                  3.23
----------------------------------------------------------------------------------------------------------------

Total                                                          1,090          $124,791,086                   100 %
----------------------------------------------------------------------------------------------------------------


Maximum Mortgage Rates


Range of Maximum                                         Number of          Aggregate            Percentage of
Mortgage Rates (%)                                    Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
13.501 - 14.000                                                    2              $469,235                  0.38 %
14.001 - 14.500                                                    8             1,511,007                  1.21
14.501 - 15.000                                                   18             3,584,629                  2.87
15.001 - 15.500                                                   36             6,911,847                  5.54
15.501 - 16.000                                                   65            11,697,510                  9.37
16.001 - 16.500                                                   97            17,653,953                 14.15
16.501 - 17.000                                                  156            20,861,453                 16.72
17.000 - 17.500                                                  145            16,292,521                 13.06
17.501 - 18.000                                                  162            17,573,335                 14.08
18.001 - 18.500                                                  106             8,110,168                   6.5
18.501 - 19.000                                                   75             6,371,693                  5.11
19.001 - 19.500                                                   45             3,472,924                  2.78
19.501 - 20.000                                                   47             3,398,759                  2.72
20.001or greater                                                 128             6,882,052                  5.51
----------------------------------------------------------------------------------------------------------------

Total                                                          1,090          $124,791,086                   100 %
----------------------------------------------------------------------------------------------------------------



Minimum Mortgage Rates


Range of Minimum Mortgage                                Number of          Aggregate            Percentage of
Rates (%)                                             Mortgage Loans     Principal Balance      Loan Subgroup 2B
----------------------------------------------------------------------------------------------------------------
6.001 - 7.000                                                      3              $588,865                  0.47 %
7.001 - 8.000                                                     20             4,430,255                  3.55
8.001 - 9.000                                                     80            15,116,341                 12.11
9.001 - 10.000                                                   249            38,569,131                 30.91
10.001 - 11.000                                                  317            35,822,509                 28.71
11.001 - 12.000                                                  200            16,420,393                 13.16
12.001 - 13.000                                                   91             6,852,546                  5.49
13.001 - 14.000                                                   69             4,001,198                  3.21
14.001 - 15.000                                                   37             1,905,207                  1.53
15.001 - 16.000                                                   18               886,331                  0.71
16.001 - 17.000                                                    4               138,438                  0.11
17.001 - 18.000                                                    1                25,115                  0.02
18.001 - 19.000                                                    1                34,759                  0.03
----------------------------------------------------------------------------------------------------------------

Total                                                          1,090          $124,791,086                   100 %
----------------------------------------------------------------------------------------------------------------

                                                              EXHIBIT 2


        THE                                                                                            Distribution Date:  5/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney A. Bartholomew                       COUNTRYWIDE HOME LOANS
           212-815-3236                                ASSET-BACKED CERTIFICATES
Associate: Sean O'Connell                                    SERIES 2000-4
           212-815-6312

                                           Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------------
                                        Certificate                       Pass
                             Class         Rate          Beginning      Through       Principal       Interest       Total
Class        Cusip        Description      Type           Balance       Rate (%)    Distribution    Distribution   Distribution
----------------------------------------------------------------------------------------------------------------------------------
 AF1       126671JQ0        Senior      Fix-30/360              0.00   7.320000             0.00            0.00           0.00
 AF2       126671JR8        Senior      Fix-30/360              0.00   7.160000             0.00            0.00           0.00
 AF3       126671JS6        Senior      Fix-30/360              0.00   7.300000             0.00            0.00           0.00
 AF4       126671JT4        Senior      Fix-30/360     18,048,307.02   7.490000     4,644,459.31      112,651.52   4,757,110.83
 AF5       126671JU1        Senior      Fix-30/360     25,440,000.00   7.810000             0.00      165,572.00     165,572.00
 AF6       126671JV9        Senior      Fix-30/360     20,120,000.00   7.410000             0.00      124,241.00     124,241.00
 AF7       126671JW7        Senior      Fix-30/360         20,000.00   7.410000             0.00          123.50         123.50
 FIO       126671KL9       Strip IO     Fix-30/360     82,708,307.02   0.000000             0.00      116,643.62     116,643.62
 AV1       126671KA3        Senior      Var-Act/360    76,823,004.31   1.545000     5,761,236.77      105,503.59   5,866,740.36
 AV2       126671KB1        Senior      Var-Act/360   110,821,464.48   1.560000    11,238,320.14      153,672.43  11,391,992.57
 IO2       126671KM7       Strip IO     Fix-30/360    102,553,604.30   0.000000             0.00      641,993.16     641,993.16
 IO3       126671KM7       Strip IO     Fix-30/360    151,292,864.50   0.000000             0.00      940,834.82     940,834.82
  R           N/A           Senior      Fix-30/360              0.00   0.000000             0.00            0.00           0.00
----------------------------------------------------------------------------------------------------------------------------------

 MF1       126671JX5      Mezzanine     Fix-30/360      7,950,000.00   7.990000             0.00       52,933.75      52,933.75
 MF2       126671JY3      Mezzanine     Fix-30/360      6,890,000.00   8.480000             0.00       48,689.33      48,689.33
 BF        126671JZ0        Junior      Fix-30/360      4,240,000.00   9.460000             0.00       33,425.33      33,425.33
 MV1       126671KC9      Mezzanine     Var-Act/360    27,235,000.00   1.970000             0.00       47,691.51      47,691.51
 MV2       126671KD7      Mezzanine     Var-Act/360    27,235,000.00   2.470000             0.00       59,795.96      59,795.96
 BV        126671KE5        Junior      Var-Act/360    11,732,000.00   3.270000             0.00       34,101.01      34,101.01
----------------------------------------------------------------------------------------------------------------------------------

Totals                                                336,554,775.81               21,644,016.22    2,637,872.53  24,281,888.75

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------
            Current                     Cumulative
           Realized        Ending        Realized
Class       Losses         Balance        Losses
----------------------------------------------------
 AF1           0.00              0.00         0.00
 AF2           0.00              0.00         0.00
 AF3           0.00              0.00         0.00
 AF4           0.00     13,403,847.71         0.00
 AF5           0.00     25,440,000.00         0.00
 AF6           0.00     20,120,000.00         0.00
 AF7           0.00         20,000.00         0.00
 FIO           0.00     78,063,847.71         0.00
 AV1           0.00     71,061,767.54         0.00
 AV2           0.00     99,583,144.34         0.00
 IO2           0.00     96,792,367.54         0.00
 IO3           0.00    140,054,544.32         0.00
  R            0.00              0.00         0.00
----------------------------------------------------

 MF1           0.00      7,950,000.00         0.00
 MF2           0.00      6,890,000.00         0.00
 BF            0.00      4,240,000.00         0.00
 MV1           0.00     27,235,000.00         0.00
 MV2           0.00     27,235,000.00         0.00
 BV            0.00     11,732,000.00         0.00
----------------------------------------------------

Totals         0.00    314,910,759.59         0.00

----------------------------------------------------

For Class AF-IO the interest distribution of $116,643.62 includes the following amounts:
$.82 investment earnings for the fixed carryover reserve fund and $116,642.80 monthly interest distribution.
For Class AV-IO1 the interest distribution of $641,993.16 includes the following amounts:
$.82 investment earnings for the adjustable carryover reserve fund and $641,992.34 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method. Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due Under the date in the following month. MBA method, a loan would be considered delinquent if the payment had not been the end of the day immediately preceding the loan's next due date received by (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.

        THE                                                                                            Distribution Date:  5/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney A. Bartholomew                       COUNTRYWIDE HOME LOANS
           212-815-3236                                ASSET-BACKED CERTIFICATES
Associate: Sean O'Connell                                    SERIES 2000-4
           212-815-6312

                                                    Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                          Original          Beginning       Scheduled                    Unscheduled         Net           Current
                         Certificate       Certificate      Principal      Accretion      Principal       Principal        Realized
Class       Cusip          Balance           Balance       Distribution    Principal     Adjustments     Distribution       Losses
-----------------------------------------------------------------------------------------------------------------------------------
 AF1      126671JQ0     66,780,000.00              0.00            0.00         0.00            0.00             0.00          0.00
 AF2      126671JR8     14,310,000.00              0.00            0.00         0.00            0.00             0.00          0.00
 AF3      126671JS6     43,990,000.00              0.00            0.00         0.00            0.00             0.00          0.00
 AF4      126671JT4     22,260,000.00     18,048,307.02    4,644,459.31         0.00            0.00     4,644,459.31          0.00
 AF5      126671JU1     25,440,000.00     25,440,000.00            0.00         0.00            0.00             0.00          0.00
 AF6      126671JV9     20,120,000.00     20,120,000.00            0.00         0.00            0.00             0.00          0.00
 AF7      126671JW7         20,000.00         20,000.00            0.00         0.00            0.00             0.00          0.00
 FIO      126671KL9    212,000,000.00     82,708,307.02            0.00         0.00            0.00             0.00          0.00
 AV1      126671KA3    300,000,000.00     76,823,004.31    5,761,236.77         0.00            0.00     5,761,236.77          0.00
 AV2      126671KB1    471,798,000.00    110,821,464.48   11,238,320.14         0.00            0.00    11,238,320.14          0.00
 IO2      126671KM7    325,730,600.00    102,553,604.30            0.00         0.00            0.00             0.00          0.00
 IO3      126671KM7    512,269,400.00    151,292,864.50            0.00         0.00            0.00             0.00          0.00
  R          N/A                 0.00              0.00            0.00         0.00            0.00             0.00          0.00
-----------------------------------------------------------------------------------------------------------------------------------

 MF1      126671JX5      7,950,000.00      7,950,000.00            0.00         0.00            0.00             0.00          0.00
 MF2      126671JY3      6,890,000.00      6,890,000.00            0.00         0.00            0.00             0.00          0.00
 BF       126671JZ0      4,240,000.00      4,240,000.00            0.00         0.00            0.00             0.00          0.00
 MV1      126671KC9     27,235,000.00     27,235,000.00            0.00         0.00            0.00             0.00          0.00
 MV2      126671KD7     27,235,000.00     27,235,000.00            0.00         0.00            0.00             0.00          0.00
 BV       126671KE5     11,732,000.00     11,732,000.00            0.00         0.00            0.00             0.00          0.00
-----------------------------------------------------------------------------------------------------------------------------------

Totals               1,050,000,000.00    336,554,775.81   21,644,016.22         0.00            0.00    21,644,016.22          0.00

-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------
                Ending           Ending
              Certificate      Certificate
Class           Balance          Factor
--------------------------------------------
 AF1                 0.00    0.00000000000
 AF2                 0.00    0.00000000000
 AF3                 0.00    0.00000000000
 AF4        13,403,847.71    0.60214949281
 AF5        25,440,000.00    1.00000000000
 AF6        20,120,000.00    1.00000000000
 AF7            20,000.00    1.00000000000
 FIO        78,063,847.71    0.36822569675
 AV1        71,061,767.54    0.23687255847
 AV2        99,583,144.34    0.21107156949
 IO2        96,792,367.54    0.29715466567
 IO3       140,054,544.32    0.27340017639
  R                  0.00    0.00000000000
--------------------------------------------

 MF1         7,950,000.00    1.00000000000
 MF2         6,890,000.00    1.00000000000
 BF          4,240,000.00    1.00000000000
 MV1        27,235,000.00    1.00000000000
 MV2        27,235,000.00    1.00000000000
 BV         11,732,000.00    1.00000000000
--------------------------------------------

Totals     314,910,759.59

--------------------------------------------

        THE                                                                                            Distribution Date:  5/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney A. Bartholomew                       COUNTRYWIDE HOME LOANS
           212-815-3236                                ASSET-BACKED CERTIFICATES
Associate: Sean O'Connell                                    SERIES 2000-4
           212-815-6312


                                                    Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
             Beginning       Pass        Accrued     Cumulative                Total           Net        Unscheduled
            Certificate     Through      Optimal       Unpaid    Deferred     Interest      Prepayment      Interest       Interest
Class         Balance       Rate (%)     Interest     Interest   Interest       Due        Int Shortfall   Adjustment        Paid
------------------------------------------------------------------------------------------------------------------------------------
 AF1                0.00    7.320000          0.00        0.00       0.00           0.00            0.00         0.00           0.00
 AF2                0.00    7.160000          0.00        0.00       0.00           0.00            0.00         0.00           0.00
 AF3                0.00    7.300000          0.00        0.00       0.00           0.00            0.00         0.00           0.00
 AF4       18,048,307.02    7.490000    112,651.52        0.00       0.00     112,651.52            0.00         0.00     112,651.52
 AF5       25,440,000.00    7.810000    165,572.00        0.00       0.00     165,572.00            0.00         0.00     165,572.00
 AF6       20,120,000.00    7.410000    124,241.00        0.00       0.00     124,241.00            0.00         0.00     124,241.00
 AF7           20,000.00    7.410000        123.50        0.00       0.00         123.50            0.00         0.00         123.50
 FIO       82,708,307.02    0.000000          0.00        0.00       0.00           0.00            0.00         0.00     116,643.62
 AV1       76,823,004.31    1.545000    105,503.59        0.00       0.00     105,503.59            0.00         0.00     105,503.59
 AV2      110,821,464.48    1.560000    153,672.43        0.00       0.00     153,672.43            0.00         0.00     153,672.43
 IO2      102,553,604.30    0.000000          0.00        0.00       0.00           0.00            0.00         0.00     641,993.16
 IO3      151,292,864.50    0.000000          0.00  246,650.32       0.00           0.00            0.00         0.00     940,834.82
  R                 0.00    0.000000          0.00        0.00       0.00           0.00            0.00         0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------

 MF1        7,950,000.00    7.990000     52,933.75        0.00       0.00      52,933.75            0.00         0.00      52,933.75
 MF2        6,890,000.00    8.480000     48,689.33        0.00       0.00      48,689.33            0.00         0.00      48,689.33
 BF         4,240,000.00    9.460000     33,425.33        0.00       0.00      33,425.33            0.00         0.00      33,425.33
 MV1       27,235,000.00    1.970000     47,691.51        0.00       0.00      47,691.51            0.00         0.00      47,691.51
 MV2       27,235,000.00    2.470000     59,795.96        0.00       0.00      59,795.96            0.00         0.00      59,795.96
 BV        11,732,000.00    3.270000     34,101.01        0.00       0.00      34,101.01            0.00         0.00      34,101.01
------------------------------------------------------------------------------------------------------------------------------------

Totals    336,554,775.81                938,400.93  246,650.32       0.00     938,400.93            0.00         0.00   2,637,872.53

------------------------------------------------------------------------------------------------------------------------------------

        THE                                                                                            Distribution Date:  5/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney A. Bartholomew                       COUNTRYWIDE HOME LOANS
           212-815-3236                                ASSET-BACKED CERTIFICATES
Associate: Sean O'Connell                                    SERIES 2000-4
           212-815-6312

                                                     Current Payment Information
                                                         Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                              Original       Beginning Cert.                                      Ending Cert.           Pass
                             Certificate        Notional         Principal          Interest        Notional            Through
Class       Cusip              Balance          Balance         Distribution      Distribution      Balance             Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
 AF1      126671JQ0        66,780,000.00         0.000000000      0.000000000     0.000000000         0.000000000      7.320000
 AF2      126671JR8        14,310,000.00         0.000000000      0.000000000     0.000000000         0.000000000      7.160000
 AF3      126671JS6        43,990,000.00         0.000000000      0.000000000     0.000000000         0.000000000      7.300000
 AF4      126671JT4        22,260,000.00       810.795463612    208.645970800     5.060715019       602.149492812      7.490000
 AF5      126671JU1        25,440,000.00     1,000.000000000      0.000000000     6.508333333     1,000.000000000      7.810000
 AF6      126671JV9        20,120,000.00     1,000.000000000      0.000000000     6.175000000     1,000.000000000      7.410000
 AF7      126671JW7            20,000.00     1,000.000000000      0.000000000     6.175000000     1,000.000000000      7.410000
 FIO      126671KL9       212,000,000.00       390.133523679      0.000000000     0.550205741       368.225696745      0.000000
 AV1      126671KA3       300,000,000.00       256.076681033     19.204122567     0.351678642       236.872558467      1.545000
 AV2      126671KB1       471,798,000.00       234.891764018     23.820194532     0.325716579       211.071569485      1.560000
 IO2      126671KM7       325,730,600.00       314.841787354      0.000000000     1.970932912       297.154665665      0.000000
 IO3      126671KM7       512,269,400.00       295.338477176      0.000000000     1.836601640       273.400176392      0.000000
  R          N/A                    0.00         0.000000000      0.000000000     0.000000000          0.000000000     0.000000
------------------------------------------------------------------------------------------------------------------------------------

 MF1      126671JX5         7,950,000.00     1,000.000000000      0.000000000     6.658333333      1,000.000000000     7.990000
 MF2      126671JY3         6,890,000.00     1,000.000000000      0.000000000     7.066666667      1,000.000000000     8.480000
 BF       126671JZ0         4,240,000.00     1,000.000000000      0.000000000     7.883333333      1,000.000000000     9.460000
 MV1      126671KC9        27,235,000.00     1,000.000000000      0.000000000     1.751111111      1,000.000000000     1.970000
 MV2      126671KD7        27,235,000.00     1,000.000000000      0.000000000     2.195555556      1,000.000000000     2.470000
 BV       126671KE5        11,732,000.00     1,000.000000000      0.000000000     2.906666667      1,000.000000000     3.270000
------------------------------------------------------------------------------------------------------------------------------------

Totals                  1,050,000,000.00       320.528357914     20.613348781     2.512259552        299.915009133

------------------------------------------------------------------------------------------------------------------------------------

        THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney A. Bartholomew                       COUNTRYWIDE HOME LOANS
           212-815-3236                                ASSET-BACKED CERTIFICATES
Associate: Sean O'Connell                                    SERIES 2000-4
           212-815-6312


      Pool Level Data

      Distribution Date                                                                                                     5/25/03
      Cut-off Date                                                                                                          11/1/00
      Determination Date                                                                                                     5/1/03
      Accrual Period 30/360                        Begin                                                                     4/1/03
                                                   End                                                                       5/1/03
      Number of Days in 30/360 Accrual Period                                                                                    30
      Accrual Period Actual Days                   Begin                                                                    4/25/03
                                                   End                                                                      5/27/03
      Number of Days in Actual Accrual Period                                                                                    32


     --------------------------------------------------------------------------------
                                   Collateral Information
     --------------------------------------------------------------------------------

      Group 1
      -------

      Cut-Off Date Balance                                                                                           212,000,000.00

      Group 1 Beginning Aggregate Certificate Balance                                                                 82,708,307.02
      Group 1 Ending Aggregate Certificate Balance                                                                    78,063,847.71

      Beginning Aggregate Pool Stated Principal Balance                                                               82,708,307.02
      Ending Aggregate Pool Stated Principal Balance                                                                  78,063,847.71

      Beginning Aggregate Loan Count                                                                                            964
      Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                            45
      Ending Aggregate Loan Count                                                                                               919

      Beginning Weighted Average Loan Rate (WAC)                                                                         10.486427%
      Ending Weighted Average Loan Rate (WAC)                                                                            10.504839%

      Beginning Net Weighted Average Loan Rate                                                                            9.986427%
      Ending Net Weighted Average Loan Rate                                                                              10.004839%

      Weighted Average Maturity (WAM) (Months)                                                                                  288

      Servicer Advances                                                                                                  151,204.78

      Aggregate Pool Prepayment                                                                                        4,571,870.69
      Pool Prepayment Rate                                                                                              49.4890 CPR


      Group 2
      -------

      Cut-Off Date Balance                                                                                           325,730,600.00

      Group 2 Beginning Aggregate Certificate Balance                                                                102,553,604.31
      Group 2 Ending Aggregate Certificate Balance                                                                    96,792,367.54

        THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney A. Bartholomew                       COUNTRYWIDE HOME LOANS
           212-815-3236                                ASSET-BACKED CERTIFICATES
Associate: Sean O'Connell                                    SERIES 2000-4
           212-815-6312


      Group 2
      -------

      Beginning Aggregate Pool Stated Principal Balance                                                              102,553,604.31
      Ending Aggregate Pool Stated Principal Balance                                                                  96,792,367.54

      Beginning Aggregate Loan Count                                                                                           1150
      Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                            52
      Ending Aggregate Loan Count                                                                                              1098

      Beginning Weighted Average Loan Rate (WAC)                                                                         10.523520%
      Ending Weighted Average Loan Rate (WAC)                                                                            10.536156%

      Beginning Net Weighted Average Loan Rate                                                                           10.023520%
      Ending Net Weighted Average Loan Rate                                                                              10.036156%

      Weighted Average Maturity (WAM) (Months)                                                                                  330

      Servicer Advances                                                                                                  262,264.16

      Aggregate Pool Prepayment                                                                                        5,706,454.15
      Pool Prepayment Rate                                                                                              49.7117 CPR


      Group 3
      -------

      Cut-Off Date Balance                                                                                           512,269,400.00

      Group 3 Beginning Aggregate Certificate Balance                                                                151,292,864.46
      Group 3 Ending Aggregate Certificate Balance                                                                   140,054,544.32


      Beginning Aggregate Pool Stated Principal Balance                                                              151,292,864.46
      Ending Aggregate Pool Stated Principal Balance                                                                 140,054,544.32

      Beginning Aggregate Loan Count                                                                                           1514
      Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                            86
      Ending Aggregate Loan Count                                                                                              1428

      Beginning Weighted Average Loan Rate (WAC)                                                                         10.427565%
      Ending Weighted Average Loan Rate (WAC)                                                                            10.439845%

      Beginning Net Weighted Average Loan Rate                                                                            9.927565%
      Ending Net Weighted Average Loan Rate                                                                               9.939845%

      Weighted Average Maturity (WAM) (Months)                                                                                  323

      Servicer Advances                                                                                                  394,462.45

      Aggregate Pool Prepayment                                                                                       11,142,802.07

        THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney A. Bartholomew                       COUNTRYWIDE HOME LOANS
           212-815-3236                                ASSET-BACKED CERTIFICATES
Associate: Sean O'Connell                                    SERIES 2000-4
           212-815-6312

      Group 3
      -------

      Pool Prepayment Rate                                                                                              60.0942 CPR






      Certificate Account

      Beginning Balance                                                                                                        0.00

      Deposit

      Payments of Interest and Principal                                                                              24,561,841.11
      Liquidation Proceeds                                                                                                     0.00
      All Other Proceeds                                                                                                       0.00
      Other Amounts                                                                                                            0.85
                                                                                                                      -------------
      Total Deposits                                                                                                  24,561,841.96



      Withdrawals
      Reimbursement of Servicer Advances                                                                                       0.00
      Payment of Master Servicer Fees                                                                                    121,259.58
      Payment of Sub Servicer Fees                                                                                             0.00
      Payment of Other Fees                                                                                                    0.00
      Payment of Insurance Premium(s)                                                                                          0.00
      Payment of Personal Mortgage Insurance                                                                                   0.00
      Other Permitted Withdrawal per the Pooling and Service Agreement                                                   158,694.57
      Payment of Principal and Interest                                                                               24,281,887.81
                                                                                                                      -------------
      Total Withdrawals                                                                                               24,561,841.96

      Ending Balance                                                                                                          -0.00



      Prepayment Compensation
      Total Gross Prepayment Interest Shortfall                                                                           18,971.57
      Compensation for Gross PPIS from Servicing Fees                                                                     18,971.57
      Other Gross PPIS Compensation                                                                                            0.00
                                                                                                                          ---------
      Total Net PPIS (Non-Supported PPIS)                                                                                     -0.00



      Master Servicing Fees Paid                                                                                         121,259.58
      Sub Servicing Fees Paid                                                                                                  0.00
      Insurance Premium(s) Paid                                                                                                0.00

        THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney A. Bartholomew                       COUNTRYWIDE HOME LOANS
           212-815-3236                                ASSET-BACKED CERTIFICATES
Associate: Sean O'Connell                                    SERIES 2000-4
           212-815-6312


      Personal Mortgage Insurance Fees Paid                                                                                    0.00
      Other Fees Paid                                                                                                          0.00
                                                                                                                         ----------
      Total Fees                                                                                                         121,259.58


-------------------------------------------------------------------------------
                                  Delinquency Information
------------------------------------------------------------------------------

      Group 1
      -------

      Delinquency                                    30-59 Days               60-89 Days                 90+ Days            Totals
      -----------                                    ----------               ----------                 --------            ------
      Scheduled Principal Balance                  2,906,278.67               662,088.96             4,290,027.38      7,858,395.01
      Percentage of Total Pool Balance                3.722951%                0.848138%                5.495537%        10.066625%
      Number of Loans                                        32                        7                       58                97
      Percentage of Total Loans                       3.482046%                0.761697%                6.311208%        10.554951%

      Foreclosure
      -----------

      Scheduled Principal Balance                                                                                      5,521,505.30
      Percentage of Total Pool Balance                                                                                    7.073063%
      Number of Loans                                                                                                            57
      Percentage of Total Loans                                                                                           6.202394%

      Bankruptcy
      ----------

      Scheduled Principal Balance                                                                                              0.00
      Percentage of Total Pool Balance                                                                                    0.000000%
      Number of Loans                                                                                                             0
      Percentage of Total Loans                                                                                           0.000000%

      REO
      ---

      Scheduled Principal Balance                                                                                      1,597,259.97
      Percentage of Total Pool Balance                                                                                    2.046094%
      Number of Loans                                                                                                            27
      Percentage of Total Loans                                                                                           2.937976%

      Book Value of all REO Loans                                                                                              0.00
      Percentage of Total Pool Balance                                                                                    0.000000%

      Current Realized Losses                                                                                                  0.00
      Additional Gains (Recoveries)/Losses                                                                                     0.00
      Total Realized Losses                                                                                                    0.00

      Group 2
      -------



                                                               Page 4

        THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney A. Bartholomew                       COUNTRYWIDE HOME LOANS
           212-815-3236                                ASSET-BACKED CERTIFICATES
Associate: Sean O'Connell                                    SERIES 2000-4
           212-815-6312


      Group 2
      -------

      Delinquency                                    30-59 Days               60-89 Days                 90+ Days            Totals
      -----------                                    ----------               ----------                 --------            ------

      Scheduled Principal Balance                  5,482,358.26               789,282.25             8,083,656.33     14,355,296.84
      Percentage of Total Pool Balance                5.664040%                0.815439%                8.351543%        14.831021%
      Number of Loans                                        63                        9                       86               158
      Percentage of Total Loans                       5.737705%                0.819672%                7.832423%        14.389800%

      Foreclosure
      -----------

      Scheduled Principal Balance                                                                                      8,700,226.36
      Percentage of Total Pool Balance                                                                                    8.988546%
      Number of Loans                                                                                                            96
      Percentage of Total Loans                                                                                           8.743169%

      Bankruptcy
      ----------

      Scheduled Principal Balance                                                                                              0.00
      Percentage of Total Pool Balance                                                                                    0.000000%
      Number of Loans                                                                                                             0
      Percentage of Total Loans                                                                                           0.000000%

      REO
      ---

      Scheduled Principal Balance                                                                                      4,101,268.17
      Percentage of Total Pool Balance                                                                                    4.237181%
      Number of Loans                                                                                                            52
      Percentage of Total Loans                                                                                           4.735883%

      Book Value of all REO Loans                                                                                              0.00
      Percentage of Total Pool Balance                                                                                    0.000000%

      Current Realized Losses                                                                                                  0.00
      Additional Gains (Recoveries)/Losses                                                                                     0.00
      Total Realized Losses                                                                                                    0.00

      Group 3
      -------

      Delinquency                                    30-59 Days               60-89 Days                 90+ Days            Totals
      -----------                                    ----------               ----------                 --------            ------

      Scheduled Principal Balance                  5,873,066.03             1,575,264.51            13,666,927.71     21,115,258.25
      Percentage of Total Pool Balance                4.193413%                1.124751%                9.758289%        15.076454%
      Number of Loans                                        68                       22                      147               237
      Percentage of Total Loans                       4.761905%                1.540616%               10.294118%        16.596639%



                                                               Page 5

        THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney A. Bartholomew                       COUNTRYWIDE HOME LOANS
           212-815-3236                                ASSET-BACKED CERTIFICATES
Associate: Sean O'Connell                                    SERIES 2000-4
           212-815-6312


      Foreclosure
      -----------

      Scheduled Principal Balance                                                                                     14,451,494.88
      Percentage of Total Pool Balance                                                                                   10.318476%
      Number of Loans                                                                                                           127
      Percentage of Total Loans                                                                                           8.893557%

      Bankruptcy
      ----------

      Scheduled Principal Balance                                                                                              0.00
      Percentage of Total Pool Balance                                                                                    0.000000%
      Number of Loans                                                                                                             0
      Percentage of Total Loans                                                                                           0.000000%

      REO
      ---

      Scheduled Principal Balance                                                                                      5,100,997.95
      Percentage of Total Pool Balance                                                                                    3.642151%
      Number of Loans                                                                                                            49
      Percentage of Total Loans                                                                                           3.431373%

      Book Value of all REO Loans                                                                                              0.00
      Percentage of Total Pool Balance                                                                                    0.000000%

      Current Realized Losses                                                                                                  0.00
      Additional Gains (Recoveries)/Losses                                                                                     0.00
      Total Realized Losses                                                                                                    0.00

--------------------------------------------------------------------------------------------
                       Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------------------


      Protection                                                                                       Original             Current
      ----------                                                                                       --------            -------
      Bankruptcy Loss                                                                                      0.00                0.00
      Bankruptcy Percentage                                                                           0.000000%           0.000000%
      Credit/Fraud Loss                                                                                    0.00       10,500,000.00
      Credit/Fraud Loss Percentage                                                                    0.000000%           3.334278%
      Special Hazard Loss                                                                                  0.00                0.00
      Special Hazard Loss Percentage                                                                  0.000000%           0.000000%

      Credit Support                                                                                   Original             Current
      --------------                                                                                   --------             -------

      Class A                                                                                    964,718,000.00      229,628,759.59
      Class A Percentage                                                                             91.877905%          72.918677%

      Class MF1                                                                                    7,950,000.00         7,950,000.00
      Class MF1 Percentage                                                                            0.757143%            2.524525%

        THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney A. Bartholomew                       COUNTRYWIDE HOME LOANS
           212-815-3236                                ASSET-BACKED CERTIFICATES
Associate: Sean O'Connell                                    SERIES 2000-4
           212-815-6312


      Credit Support                                                                                   Original             Current
      --------------                                                                                   --------            -------
      Class MF2                                                                                    6,890,000.00        6,890,000.00
      Class MF2 Percentage                                                                            0.656190%           2.187921%

      Class BF                                                                                     4,240,000.00        4,240,000.00
      Class BF Percentage                                                                             0.403810%           1.346413%

      Class MV1                                                                                   27,235,000.00       27,235,000.00
      Class MV1 Percentage                                                                            2.593810%           8.648482%

      Class MV2                                                                                   27,235,000.00       27,235,000.00
      Class MV2 Percentage                                                                            2.593810%           8.648482%

      Class BV                                                                                    11,732,000.00       11,732,000.00
      Class BV Percentage                                                                             1.117333%           3.725500%





----------------------------------------------------------------------------------------
                          Seller Loss Coverage Obligation Group 1
----------------------------------------------------------------------------------------


      Group 1 Original Coverage Amount                                                                                 5,830,000.00
      Group 1 Current Loss Amount                                                                                        170,449.79
      Group 1 Cumulative Losses                                                                                        2,059,120.15
      Group 1 Seller Loss Coverage Remaining                                                                           3,770,879.85



----------------------------------------------------------------------------------------
                          Seller Loss Coverage Obligation Group 2
----------------------------------------------------------------------------------------


      Group 2 Original Coverage Amount                                                                                20,950,000.00
      Group 2 Current Loss Amount                                                                                        223,783.85
      Group 2 Cumulative Losses                                                                                        5,843,817.80
      Group 2 Seller Loss Coverage Remaining                                                                          15,106,182.20



                                                               Page 7